UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2009

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2009, Louisiana-Pacific Corporation (the “Company”) announced the pricing of its previously announced offering of common stock. The press release relating to the announcement is filed as Exhibit 99.1 hereto.

In connection with the pricing of the offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Goldman, Sachs & Co., acting as the representative of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale in a public offering of 18,000,000 shares of common stock, par value $1.00 per share (“Common Stock”), of the Company. The price per share of Common Stock to the Underwriters is $6.4125, and the Underwriters will initially offer the Common Stock to the public at a price per share of Common Stock of $6.75. Under the terms of the Underwriting Agreement, the underwriters have a 30-day option to purchase up to 2,700,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share. The Company expects to close the sale of the Common Stock on Tuesday, September 29, 2009, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes the terms and conditions of the offer and sale of the shares of Common Stock, indemnification and contribution obligations and other terms and conditions customary in an agreement of this type.

Certain of the Underwriters and their affiliates have in the past and may in the future provide investment banking, commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business. In particular, Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, serves as a lender and as syndication agent under the Company’s credit facility.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with its proposed offer and sale of shares of Common Stock, the Company is filing as Exhibits 5.1 and 23.1 the opinion and consent of Jones Day related to the public offering of the shares of Common Stock to be incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-161050) filed by the Company on August 5, 2009, as amended by Pre-Effective Amendment No. 1 filed by the Company on September 4, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 23, 2009, by and between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).

99.1	Press Release, dated September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Name:	Curtis M. Stevens
Title:	Chief Financial Officer

Date: September 23, 2009.